                                                                    EXHIBIT 12.1

                                  PRONET INC.
                       RATIO OF EARNINGS TO FIXED CHARGES
                          (IN THOUSANDS, EXCEPT RATIO)

                                                                                                            THREE MONTHS
                                                                                                                ENDED
                                                     YEAR ENDED DECEMBER 31,                                  MARCH 31,
                                 ----------------------------------------------------------------  -------------------------------
                                                                                        PRO FORMA                        PRO FORMA
                                   1991       1992       1993       1994       1995       1995       1995       1996       1996
                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Pretax income (loss)...........  $   1,372  $   1,754  $   2,483  $   1,588  $  (7,619) $ (22,622) $     424  $  (6,124) $  (9,467)
Fixed charges..................        446        341        324      1,987      9,246     20,168        474      3,870      6,432
                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Earnings (loss) as defined.....  $   1,818  $   2,095  $   2,807  $   3,575  $   1,627  $  (2,454) $     898  $  (2,254) $  (3,035)
Fixed Charges:
  Interest Expense.............  $     425  $     310  $     292  $   1,774  $   8,640  $  18,960  $     386  $   3,659  $   6,130
  Amortization of deferred
   financing costs.............         21         31         32        213        606      1,208         88        211        302
                                 ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                 $     446  $     341  $     324  $   1,987  $   9,246  $  20,168  $     474  $   3,870  $   6,432
Ratio of earnings to fixed
 charges.......................        4.1x       6.1x       8.7x       1.8x       N/A        N/A        1.9x       N/A        N/A
Deficiency in earnings (loss)
 as defined....................         --         --         --         --  $   7,619  $  22,622         --  $   6,124  $   9,467